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                                                                   EXHIBIT 10.14

                                                                Grant No. 001830



                                  CLARIFY INC.
                         NOTICE OF GRANT OF STOCK OPTION



               Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Clarify Inc. (the "Corporation"):

               Optionee:  Kirsten Berg-Painter

               Grant Date:  July 6, 1998

               Vesting Commencement Date:  July 6, 1998

               Exercise Price:  $11.6875 per share

               Number of Option Shares:  220,000 shares

               Expiration Date:  July 5, 2008

               Type of Option:  Non-Statutory Stock Option

               Exercise Schedule: Except as provided below, the Option shall become exercisable with respect to (i) twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in successive equal monthly installments upon Optionee's completion of each of the next thirty-six (36) months of Service measured from and after the first anniversary of the Vesting Commencement Date.

               Should the Company terminate Optionee's Service six months or less following the Vesting Commencement Date, then the Option shall be exercisable for 12.5% of the Option Shares. Should the Company terminate Optionee's Service six months or more but less than 12 months following the Vesting Commencement Date, then the Option shall be exercisable for 2.083% of the Option Shares for each month of Service completed from the Vesting Commencement Date. In the event of a Corporate Transaction, the provisions of Paragraph 6 shall govern the exercisability of the option. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

               Optionee hereby acknowledges receipt of a copy of the Option Summary and Prospectus in the form attached hereto as Exhibit B.

               No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the



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Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of
Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

               Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.



____________, 1998
        Date



                                       CLARIFY INC.


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------


                                       -----------------------------------------
                                       OPTIONEE


                               Address:
                                       -----------------------------------------




ATTACHMENTS
Exhibit A - Stock Option Agreement




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                                    EXHIBIT A



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                                  CLARIFY INC.
                             STOCK OPTION AGREEMENT


RECITALS

     A. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of the Corporation's grant of an option to Optionee.

     B. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

     NOW, THEREFORE, it is hereby agreed as follows:

          1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

          2. OPTION TERM. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

          3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, this option may be assigned in whole or in part during Optionee's lifetime in accordance with the terms of a Qualified Domestic Relations Order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate.

          4. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

          5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

               (i) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing

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     with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

               (ii) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be outstanding upon the earlier of (A) the expiration of the twelve
     (12)- month period measured from the date of Optionee's death or (B) the Expiration Date.

               (iii) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

               (iv) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

               (v) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

               (vi) In the event of a Corporate Transaction, the provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this paragraph.

          6.   SPECIAL ACCELERATION OF OPTION.

               (a) In the event of a Corporate Transaction, this option shall become exercisable for an additional number of shares as if Optionee had been in Service an additional twelve (12) months at the time of the Corporate Transaction or, if greater, for 50% of the then unexercisable Option Shares. In addition, the exercisability of this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for any or all of the Option Shares at the time subject to this option as fully-vested shares of Common Stock. No such full acceleration of this option pursuant to the


                                       2

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preceding sentence, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the Option Shares for which this option is not exercisable at the time of the Corporate Transaction (the excess of the Fair Market Value of such Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same exercise schedule in effect for the option pursuant to the option exercise schedule set forth in the Grant Notice. The determination of option comparability under clause (i) shall be made by the Compensation Committee of the Board, and such determination shall be final, binding and conclusive.

               (b) Immediately following the Corporate Transaction, this option, to the extent not previously exercised, shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

               (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

               (d) Upon an Involuntary Termination of Optionee's Service within eighteen (18) months following a Corporate Transaction in which this option is assumed or replaced, the exercisability of this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall immediately become fully exercisable for all the Option Shares at the time subject to this option as fully-vested shares of Common Stock and may be exercised for any or all of those shares at any time prior to the earlier of (i) the Expiration Date or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

               (e) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.


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          8.   STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

          9.   MANNER OF EXERCISING OPTION.

               (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                    (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

                    (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                         (A)  cash or check made payable to the Corporation;

                         (B) a promissory note payable to the Corporation, but only to the extent authorized by the Compensation Committee of the Board in accordance with Paragraph 13;

                         (C) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                         (D) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

               Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.


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               (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

               (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

          (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

          (c) In no event may this option be exercised for any fractional shares.

     10.  COMPLIANCE WITH LAWS AND REGULATIONS.

          (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

          (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

     11. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

     12. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

     13. FINANCING. The Compensation Committee of the Board may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a promissory note. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Compensation Committee of the Board in its sole discretion.


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     14.  GOVERNING LAW. The interpretation, performance and enforcement of this
Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.


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

                                    EXHIBIT I

                               NOTICE OF EXERCISE


     I hereby notify Clarify Inc. (the "Corporation") that I elect to purchase _________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $_________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me on July 6, 1998.

     Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.



_____________________, 199__
Date



                                            ------------------------------------
                                            Optionee

                                            Address:
                                                    ----------------------------

                                            ------------------------------------


Print name in exact manner
it is to appear on the
stock certificate:
                                            ------------------------------------

Address to which certificate
is to be sent, if different
from address above:
                                            ------------------------------------

                                            ------------------------------------


Social Security Number:
                                            ------------------------------------

Employee Number:
                                            ------------------------------------


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                                    APPENDIX



     The following definitions shall be in effect under the Agreement:

     A.   AGREEMENT shall mean this Stock Option Agreement.

     B.   BOARD shall mean the Corporation's Board of Directors.

     C.   CODE shall mean the Internal Revenue Code of 1986, as amended.

     D.   COMMON STOCK shall mean the Corporation's common stock.

     E. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     F.   CORPORATION shall mean Clarify Inc., a Delaware corporation.

     G. DOMESTIC RELATIONS ORDER shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

     H. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     I. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

     J. EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.

     K. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

     L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:


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          (i)  If the Common Stock is at the time traded on the Nasdaq National
Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     M. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

     N. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

     O. INVOLUNTARY TERMINATION shall mean the termination of Optionee's Service which occurs by reason of:

          (i) Optionee's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

          (ii) Optionee's voluntary resignation following (A) a change in Optionee's position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's level of responsibility, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.

     P. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent


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

or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

     Q. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

     R. NOTICE OF EXERCISE shall mean the notice of exercise in the form attached hereto as Exhibit I.

     S. OPTION SHARES shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

     T. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

     U. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     V. PERMANENT DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

     W. QUALIFIED DOMESTIC RELATIONS ORDER shall mean a Domestic Relations Order which substantially complies with the requirements of Code Section 414(p). The Board shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

     X. SERVICE shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

     Y. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

     Z. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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